UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2025

NIXXY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-53641 (Commission File Number)	90-1505893 (IRS Employer Identification No.)

1178 Broadway, 3rd Floor

New York, NY 10001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 708-8868

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	NIXX	NASDAQ Capital Market
Common Stock Purchase Warrants	NIXXW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 4, 2025, Nixxy Inc. (the “Company”) entered into a Convertible Line of Credit Agreement (the “Agreement”) with Siwatex OÜ, a limited liability company incorporated in Estonia (the “Lender”), effective on September 2, 2025 (the “Effective Date”). Under the Agreement, the Lender has agreed to make available to the Company a convertible revolving line of credit in the principal amount of up to $2,000,000, that may be used to working capital and general corporate purposes of the Company and its subsidiaries (the “Credit Line”).

The Company may request advances under the Credit Line (“Drawdowns”) with a minimum increment of $50,000 each, and subject to a monthly maximum withdrawal amount that shall not exceed $500,000. Borrowings under the Agreement will bear interest at a fixed annual rate of 8.25%. Interest is payable quarterly in arrears, beginning 90 days after the first Drawdown, and thereafter every 90 days, with a final interest payment due twelve (12) months from the Effective Date (the “Maturity Date”).

Under the Agreement, the Lender may convert any amount of interest or principal borrowed under the Agreement into shares of the Company’s common stock, par value $0.0001, at a price per share no lower than $2.00 per share (any such shares, the “Conversion Shares”), with such price to only be increased under mutual agreement of the parties. Under the Agreement, if the Company files a registration statement with the Securities and Exchange Commission, the Company will, at the Lender’s request, include any Conversion Shares in such registration statement.

Unless previously converted, all outstanding amounts shall be repaid on the Maturity Date. The Company may extend the Maturity Date by an additional twelve (12) months, subject to an extension fee of one percent (1%) or two percent (2%) of the outstanding principal balance as of the Maturity Date. The Company may terminate the Agreement, in whole or in part, at any time and for any reason, upon ten (10) Business Days’ (as defined in the Agreement) prior written notice to the Lender.

The Agreement contains customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, the Investor represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). The Company issued, and will issue, the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The foregoing summary of the Agreement does not purport to be complete and are subject to, and qualified in its entirety by, such documents attached as Exhibit 10.1 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The shares of the Company’s common stock issued, and the shares to be issued, under the Agreement were, and will be, sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The shares of common stock have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Convertible Line of Credit Agreement, dated September 4, 2025, between Nixxy, Inc. and Siwatex OÜ
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 10, 2025	Nixxy, Inc.

	By:	/s/ Mike Schmidt
Mike Schmidt Chief Executive Officer

3